UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2020

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38116	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YGYI	The Nasdaq Capital Market
Series D Preferred Stock	YGYIP	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 2, May 14, 2020, and August 12, 2020, Youngevity International, Inc. (the “Company”) received notification letters from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Staff had determined that the Company did not comply with Nasdaq’s filing requirement, as set forth in Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because it had not filed its Form 10-K for the year ended December 31, 2019 (the “2019 10-K”) and Form 10-Q for the period ended March 31, 2020 (the “March 31 10-Q”), and the Form 10-Q for the period ended June 30, 2020 (the “June 30 10-Q”)(collectively, the “Delinquent Reports”), respectively. Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required public financial reports with the Securities and Exchange Commission.

On August 11, 2020, the Company received a notification letter from the Staff indicating that it had determined to grant an exception (the “Exception”) to enable the Company to regain compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”).

The terms of the Exception were as follows: on or before September 28, 2020, the Company was required to file the Delinquent Reports, as required by the Rule.

On September 29, 2020, the Company received a Staff Determination Letter (the “September Notification”) stating that the Staff had determined that the Company did not timely file the Delinquent Reports. The September Notification also provided that the Company would be subject to suspension unless the Company timely requested a hearing before a Nasdaq Hearings Panel (the “Panel”). Accordingly, the Company intends to timely request a hearing before the Panel. Under Nasdaq’s rules, this will result in an automatic stay of any suspension or delisting action through October 21, 2020. In connection with the hearing request, the Company will also be requesting the stay be extended until the Panel issues its decision following the hearing and through the expiration of any additional extension period granted by the Panel. The Company’s securities will continue to trade on Nasdaq under the symbols YGYI and YGYIP while the stay remains in place. However, there can be no assurance that the Panel will grant the Company’s request for continued listing on The Nasdaq Capital Market, or that the Company will ultimately regain compliance.

Additionally, on September 29, 2020, the Company received a notification (the “Notification”) from the Staff stating that the Company has fallen below the $1.00 minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”) based on the closing bid price of the Company’s common stock for the previous 30 consecutive trading days. The Company has a compliance period of 180 calendar days in which to regain compliance prior to any further action being taken by Nasdaq. If at any time during this 180-day period the closing bid price of the Company’s common stock is at least $1.00 for a minimum of 10 consecutive business days, the Company may be deemed to have regained compliance with Rule 5550(a)(2).

The Company intends to regain compliance with the minimum bid price requirement of Rule 5550(a)(2) within the 180-day compliance period, though there can be no assurance that it will be able to do so.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Press Release issued by Youngevity International, Inc., dated October 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: October 2, 2020	By: /s/ David Briskie
Name: David Briskie
Title: President and Chief Financial Officer